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                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the registrant (X)
Filed by a party other than the registrant ( )
Check the appropriate box:
(X) Preliminary proxy statement     ( ) Confidential, For Use of the
                                        Commission Only
                                        (as permitted by Rule
                                        14a-6(e)(2))
( ) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Tellabs, Inc.
            (Name of Registrant as Specified in Its Charter)

    --------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement,
                     if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
(X) No fee required.
(1)	Title of each class of securities to which transaction applies:
    --------------------------------------------------------------------
(2)	Aggregate number of securities to which transaction applies:
    --------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
    --------------------------------------------------------------------
(4)	Proposed maximum aggregate value of transaction:
    --------------------------------------------------------------------
(5)	Total fee paid:
    --------------------------------------------------------------------
( ) Fee paid previously with preliminary materials:
    --------------------------------------------------------------------
( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
                                 - 0 -
    --------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
                                PRE 14A
    --------------------------------------------------------------------
(3) Filing party:
                             Tellabs, Inc.
    --------------------------------------------------------------------
(4) Date filed:
                           February 17, 1997
    --------------------------------------------------------------------
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------------------------------------------------------------------------
Tellabs, Inc., 4951 Indiana Avenue, Lisle, Illinois 60532
------------------------------------------------------------------------
Notice of Annual Meeting of Stockholders To Be Held April 16, 1997
------------------------------------------------------------------------

     The Annual Meeting of Stockholders of Tellabs, Inc., a Delaware corporation, will be held on Wednesday, April 16, 1997, at 3:00 p.m. local time, in the Grand Ballroom of the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, for the following purposes:

1. To elect three directors to serve until the 2000 Annual Meeting of Stockholders;

2. To consider and vote upon a proposed amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 500,000,000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 17, 1997, as the record date for the meeting, and only stockholders of record at that time are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting.
Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

By Order of the Board of Directors,

Carol Coghlan Gavin
Secretary

March 14, 1997
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------------------------------------------------------------------------
Proxy Statement
------------------------------------------------------------------------

Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois 60532

    The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 3:00 p.m. on Wednesday, April 16, 1997.

    Only stockholders of record as of the close of business on February 17, 1997, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had ____________ shares of common stock outstanding.

    Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of directors; and (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 500,000,000.
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    Votes cast in person or by proxy at the Annual Meeting of
Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors and the other proposal. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors or with respect to the other proposal and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors or the other proposal. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting. Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock; therefore, abstentions and non-votes will be taken into account as if such shares were voted against the proposal.

    A separate notice of stockholders meeting, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program (the "Program"). Pursuant to the Program, each participant is entitled to direct the trustee with respect to voting of the shares of common stock allocated to the participant's accounts. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received, and will vote shares with respect to which no instructions are received in the same proportions as the shares with respect to which instructions are received. Program participants should return the proxy as directed therein. Pursuant to the Program, the trustee will not disclose the directions set forth on the proxy to the Company or its directors or officers, except as may otherwise be required by law.
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    A copy of the Annual Report of the Company for the fiscal year ended
December 27, 1996, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 14, 1997.

------------------------------------------------------------------------
Election of Directors
------------------------------------------------------------------------

    The Company has three classes of directors, with staggered terms, with the members of each class serving a three-year term. At this Annual Meeting, the terms of the Class II directors will expire.

    The three nominees for Class II director are John D. Foulkes, Ph.D., Peter A. Guglielmi and Jan H. Suwinski. Messrs. Foulkes and Guglielmi are currently Class II directors of the Company. Mr. Suwinski has been nominated by the Board of Directors to replace Mr. Thomas H. Thompson, who has informed the Company that he is retiring from the Board and will not stand for re-election. These persons have been nominated for election to three-year terms expiring in 2000 or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class I and Class III directors will continue in office for the remainder of their terms.

    Management is not aware of any other proposed nominees for directors. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management.
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
-----------------------------------------------------------------------------------------------------
                                            Principal Occupation or Employment               Director
Name                                 Age           for Past Five Years                        Since
-----------------------------------------------------------------------------------------------------
Nominees for Election Whose Terms Will Expire in 2000
John D. Foulkes, Ph.D.               72     Director of Engineering Studies (retired),         1988
                                            University of Puget Sound; Professor (retired),
                                            University of Washington

Peter A. Guglielmi                   54     President, since 1993, Tellabs International,      1993
                                            Inc.; Executive Vice President, Chief Financial
                                            Officer, 1990-present, Secretary, 1988-1993,
                                            Treasurer, 1988-present, Tellabs, Inc.

Jan H. Suwinski                      55     Business Consultant, Visiting Professor of
                                            Management-Johnson School, Cornell University,
                                            since 1996; Executive Vice President (retired),
                                            Opto-Electronics Group, Corning Incorporated
                                            (optical fiber and cable manufacturer); prior
                                            positions with Corning Incorporated included
                                            Senior Vice President and General Manager,
                                            Telecommunications Products Division, Vice
                                            President, General Manager-Asia, and Vice
                                            President of Corning Latin America/Asia
                                            Pacific, Inc.

Class I Directors Continuing in Office Until 1999

Brian J. Jackman                     55     President, since 1993, Tellabs Operations,         1993
                                            Inc.; Executive Vice President, 1990-
                                            present, Tellabs, Inc.

Stephanie Pace Marshall, Ph.D.       51     Executive Director, since 1986, Illinois           1996
                                            Mathematics and Science Academy
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William F. Souders                   68     Chairman and Chief Executive Officer               1990
                                            (retired), Emery Air Freight Corporation
                                            (air freight carrier); formerly Executive
                                            Vice President, Xerox Corporation (business
                                            machines and systems)

Class III Directors Continuing in Office Until 1998

Michael J. Birck                     59     President and Chief Executive Officer,             1975
                                            Tellabs, Inc.

Frederick A. Krehbiel                55     Chairman of the Board, since 1993, Vice            1985
                                            Chairman, 1988-1993, Chief Executive
                                            Officer, since 1988, Molex Incorporated
                                            (electrical components manufacturer)
-----------------------------------------------------------------------------------------------------

    Mr. Birck is currently also a director of USF&G Corporation, Molex Incorporated, Illinois Tool Works Inc. and Professional Training Centers, Inc. Mr. Krehbiel is a director of Molex Incorporated, Northern Trust Corporation, Nalco Chemical Company and DeVry Inc. Mr. Foulkes is a director of Dantel, Inc. Mr. Guglielmi is a director of The Cherry Corporation and Internet Communications Corporation. Mr. Jackman is a director of Universal Electronics Inc. and Advanced Fibre Communications, Inc. No director has any family relationship with any other director.
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    The Board of Directors has a standing Audit Committee, the members of which are Messrs. Krehbiel and Souders. The Audit Committee is responsible for reviewing the auditor's examination and reporting to the Board with respect thereto. In addition, the Board has a standing Compensation Committee, the members of which are Messrs. Foulkes, Souders and Thompson and Ms. Marshall. The Board contemplates adding Mr. Suwinski to the Compensation Committee if he is elected as a director. The Compensation Committee is responsible for determining compensation for the executive officers of the Company and for administering the Company's stock option plans. During 1996, eight meetings of the Board of Directors, two meetings of the Audit Committee and four meetings of the Compensation Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which such director served during fiscal 1996.

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------------------------------------------------------------------------
Security Ownership of Management and Certain Other Beneficial Owners
------------------------------------------------------------------------

    The table below sets forth certain information as of February 17, 1997, with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding shares of common stock, each director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

------------------------------------------------------------------------
                                      Beneficial         Amount of
Name                                  Ownership          Percent (1)
------------------------------------------------------------------------
Michael J. Birck                     19,911,711  (2)
Putnam Investments, Inc.             10,822,979  (3)
American Century Companies, Inc.     10,697,400  (4)
Charles C. Cooney                     1,829,955  (5)
Peter A. Guglielmi                      536,987  (6)
Brian J. Jackman                        410,569  (7)
Richard T. Taylor                       114,478  (8)
Frederick A. Krehbiel                   111,000  (9)
William F. Souders                       60,000 (10)
John D. Foulkes, Ph.D.                   28,000 (11)
Thomas H. ("Tommy") Thompson             25,200 (12)
Stephanie Pace Marshall, Ph.D.            6,667 (13)
Jan H. Suwinski                             500
All current executive officers       23,794,680 (14)
And directors as a group
(18 persons)
------------------------------------------------------------------------

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(1)  Based on __________ shares of common stock outstanding as of
     February 17, 1997, and __________ shares which may be acquired under stock options exercisable within 60 days of such date. All figures reported herein reflect the effect of a 2-for-1 stock split in the form of a stock dividend effective November 15, 1996.

(2) Includes 584,000 shares held by Mr. Birck's spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 12,500,000 shares held by Oak Street Investments, L.P., a limited
     partnership of which Mr. Birck is a general partner.   The address
     of Mr. Birck is 4951 Indiana Avenue, Lisle, Illinois 60532.

(3) Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., has shared voting power with respect to 816,674 shares and shared dispositive power with respect to 10,822,979 shares. Putnam Investments, Inc. is the parent holding company to two investment advisors: Putnam Investment Management, Inc. which has shared dispositive power with respect to 9,431,829 shares and The Putnam Advisory Company, Inc. which has shared voting power with respect to 816,674 shares and shared dispositive power with respect to 1,391,150 shares. Marsh & McLennan Companies, Inc. has no voting or dispositive power with respect to the shares. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(4) Each of American Century Companies, Inc. parent holding company, American Century Investment Management, Inc., its wholly-owned investment adviser and James E. Stowers, Jr., an individual that controls American Century Companies, Inc. through his beneficial ownership of its stock, has sole voting power with respect to 10,567,900 shares, shared voting power with respect to 129,500 shares and sole dispositive power with respect to 10,697,400 shares. The address of American Century Companies, Inc. is 4500 Main Street, PO. Box 418210, Kansas City, Missouri 64141-9210.

(5) Includes 1,614,572 shares held by Mr. Cooney as trustee of a trust and 215,000 shares which Mr. Cooney has rights to acquire under currently exercisable stock options.
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(6)  Includes 470,500 shares which Mr. Guglielmi has rights to acquire under currently exercisable stock options.

(7) Includes 370,000 shares which Mr. Jackman has rights to acquire under currently exercisable stock options.

(8) Includes 110,000 shares which Mr. Taylor has rights to acquire under currently exercisable stock options.

(9) Includes 24,000 shares which Mr. Krehbiel has rights to acquire under currently exercisable stock options.

(10) Includes 48,000 shares which Mr. Souders has rights to acquire under currently exercisable stock options.

(11) Includes 4,000 shares held by Mr. Foulkes as trustee of a trust for the benefit of his minor grandchildren. Mr. Foulkes disclaims beneficial ownership of such shares. Also includes 12,000 shares which Mr. Foulkes has rights to acquire under currently exercisable stock options.

(12) Includes 12,000 shares which Mr. Thompson has rights to acquire under currently exercisable stock options.

(13) Includes 667 shares which Ms. Marshall has rights to acquire under currently exercisable stock options.

(14) Includes 588,000 shares of which Messrs. Birck and Foulkes disclaim beneficial ownership, as noted above. Also includes 1,793,430 shares which certain officers have rights to acquire under currently exercisable stock options. Also includes 96,667 shares which certain outside directors have rights to acquire under stock options, as noted above.

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------------------------------------------------------------------------
Executive Compensation
------------------------------------------------------------------------

     The table below sets forth certain information for fiscal years 1996, 1995 and 1994 with respect to the annual and other compensation paid by the Company to (i) the chief executive officer and (ii) the other four executive officers of the Company who were most highly compensated in fiscal 1996 (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

------------------------------------------------------------------------
Summary Compensation Table
------------------------------------------------------------------------
                                                                                    Long Term
                                                                                    Compensation
                                             Annual Compensation                    Awards
-----------------------------------------------------------------------------------------------------------
Name                                                                   Other        Securities
and                                                                    Annual       Underlying    All Other
Principal                                                              Compen-      Options/      Compen-
Position                               Year    Salary      Bonus       sation(1)    SARs #(2)     sation(1)
-----------------------------------------------------------------------------------------------------------
Michael J. Birck                       1996    $366,700    $195,000    $11,031           0        $149,071
President                              ----
and Chief Executive Officer            1995    $341,354    $150,000    $18,621           0        $129,351
                                       ----
                                       1994    $317,304    $165,000    $13,036           0        $110,429


Peter A. Guglielmi                     1996    $252,347    $135,000     $8,010      40,000         $74,688
President,                             ----
Tellabs International, Inc.            1995    $234,808    $100,000    $12,797      40,000         $44,583
and Chief Financial Officer            ----
                                       1994    $220,385    $115,000     $8,463           0         $40,066
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Brian J. Jackman                       1996    $252,347    $135,000    $11,138      40,000         $67,194
President,                             ----
Tellabs Operations, Inc.               1995    $234,808    $110,000    $13,519      40,000         $54,970
                                       ----
                                       1994    $220,385    $115,000    $10,908           0         $48,414


Charles C. Cooney                      1996    $167,839     $83,000     $5,683      20,000         $22,561
Vice President,                        ----
Sales and Service,                     1995    $158,922     $65,000     $8,587      20,000         $22,561
Tellabs Operations, Inc.               ----
                                       1994    $153,462     $80,000     $5,370           0         $18,819


Richard T. Taylor                      1996    $156,924     $76,000     $2,276      20,000         $24,659
Vice President and General Manager,    ----
Digital Systems Division,              1995    $141,153     $60,000     $3,723      20,000         $20,512
Tellabs Operations, Inc.               ----
                                       1994    $128,308     $55,000     $4,677           0         $19,693
-----------------------------------------------------------------------------------------------------------

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1.  Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. All Other Compensation for 1996 includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan to provide benefits in excess of applicable tax law limitations, premiums paid for life insurance policies owned by the Named Executive Officers, matching contributions under the Company's Profit Sharing and Savings Plan, and contributions under the Company's Retirement Plan in the respective amounts of $42,813, $16,354, $20,294, $4,500 and $6,000 for Mr. Birck; $48,870, $4,653,
    $10,665, $4,500 and $6,000 for Mr. Guglielmi; $33,776, $9,088,
    $13,830, $4,500 and $6,000 for Mr. Jackman; $0, $0, $12,061, $4,500
    and $6,000 for Mr. Cooney; and $9,365, $0, $6,063, $3,956 and $5,275
    for Mr. Taylor. All Other Compensation for 1996 for Mr. Birck also includes $59,110, which represents the present value to Mr. Birck of premiums paid by the Company with respect to a split dollar life insurance arrangement between the Company and Mr. Birck. The present value was calculated as an interest-free loan of the whole life portion of the premium over the maturation of the policy. Mr. Birck pays the term portion of the premium.

2. Figures for the year 1996 reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective November 15, 1996. Figures for the year 1995 reflect the effect of the 2-for-1 stock splits in the form of stock dividends effective November 15, 1996 and May 19, 1995.

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    The table below sets forth certain information with respect to stock options granted during fiscal 1996 to the Named Executive Officers under the Company's employee stock option plans.

------------------------------------------------------------------------
Option Grants in Last Fiscal Year
------------------------------------------------------------------------
                                                                                    Potential Realizable
                                                                                    Value at Assumed
                                                                                    Annual Rates of Stock
                                                                                    Price Appreciation for
                                 Individual Grants(1)                               Option Term(2)
----------------------------------------------------------------------------------------------------------
                                     % of Total
                                     Options/
                                     SARs
                          Options    Granted to        Exercise or
                          Granted    Employees         Base Price     Expiration
Name                      (#)(1)     in Fiscal Year    ($/Shares)     Date          5% ($)      10% ($)
----------------------------------------------------------------------------------------------------------
Michael J. Birck               0      N/A              N/A            N/A           N/A         N/A

Peter A. Guglielmi        40,000      1.3%             $28.625        7/22/06       $721,352    $1,820,552

Brian J. Jackman          40,000      1.3%             $28.625        7/22/06       $721,352    $1,820,552

Charles C. Cooney         20,000       .6%             $28.625        7/22/06       $360,676      $910,276

Richard T. Taylor         20,000       .6%             $28.625        7/22/06       $360,676      $910,276
----------------------------------------------------------------------------------------------------------

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1.  All options reported were granted on July 22, 1996 (and have been adjusted to reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective November 15, 1996) and become exercisable in cumulative annual installments of 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the grant date. No stock appreciation rights
    (SARs) were granted to the Named Executive Officers during fiscal
    1996.

2. The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

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    The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal 1996 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal 1996.

------------------------------------------------------------------------
Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
Option/SAR Value
----------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities        Value of Unexercised
                                                                Underlying Unexercised      In-the-Money
                                                                Options/SARs at             Options/SARs at
                                                                FY-End (#)(1)               FY-End ($)(2)

                       Number of Securities
                       Underlying Options/     Value Realized
                       SARs Exercised (#)(1)   ($)              Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------------------------
Michael J. Birck            0                           0             0            0                  0           0

Peter A. Guglielmi     32,500                  $2,223,437       510,500      110,000        $18,093,292  $2,293,125

Brian J. Jackman       40,000                  $2,443,750       410,000      110,000        $14,231,027  $2,293,125

Charles C. Cooney           0                           0       275,000       55,000         $9,643,113  $1,146,563

Richard T. Taylor      15,000                    $918,750       110,000       55,000         $3,686,405  $1,146,563
----------------------------------------------------------------------------------------------------------------------

1. All figures have been adjusted to reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective November 15, 1996. The Named Executive Officers did not have any unexercised SARs as of 1996 fiscal year end.

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2.  The value of unexercised options at the end of fiscal 1996 is based on the closing price of $37.625 reported on the Nasdaq National Market System on December 31, 1996, the last trading day of fiscal 1996.

------------------------------------------------------------------------
Employment Agreements
------------------------------------------------------------------------

    The Company has entered into Employment Agreements (the "Agreements") with each of the Named Executive Officers. These Agreements become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The Agreements provide for (i) an employment term of three years, in the event of a change in control not approved in advance by the Board of Directors, or one year, in the event of a change in control approved in advance by the Board of Directors, in either case commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual's employment is terminated within such employment term, he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) an amount equal to 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) of bonus at the greater of (A) the monthly rate of the target bonus payment for the bonus period immediately prior to his termination date, or (B) the estimated amount of the target bonus for the period which includes his termination date; and, (iii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (or 12 months, if the change in control is approved in advance by the Board of Directors). In addition, the Company will be obligated to continue to maintain the individual's employee benefits for such 36-month period (or 12- month period, if the change in control is approved in advance by the Board of Directors) and to pay to the individual the amount of any excise taxes, together with the additional income tax related thereto, imposed upon the payments and benefits provided under the Agreements.

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------------------------------------------------------------------------
Director Compensation
------------------------------------------------------------------------

    Each director who is not an officer of the Company was paid an annual retainer of $15,000 plus a fee of $1,500 and expenses for each Board of Directors meeting attended for membership and services during 1996. No fees are paid for attendance at Audit Committee and Compensation Committee meetings.

    The Company's 1987 Stock Option Plan for Non-Employee Corporate Directors (the "1987 Plan") provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Plan provides that each non-employee director, on the date such person becomes a non-employee director, will be granted options to purchase 10,000 shares of the Company's stock and, provided such person is still serving as a non-employee director, automatically will be granted options to purchase 6,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted. All outstanding grants were adjusted to reflect the effect of the stock split in the form of a stock dividend which became effective on November 15, 1996.

    The options for the initial 10,000 shares become exercisable in cumulative annual installments equal to one-third of the total number of shares covered. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant.

    Options granted under the 1987 Plan may not be assigned and, during the lifetime of the director, may be exercised only by him or her. If a director ceases to be a director of the Company for any reason other than death or disability, the option may be exercised, subject to the expiration date of the option, for three months after such termination, but only to the extent it was exercisable on the date of termination.
If a directorship is terminated because of death or disability, the option may be exercised subject to the expiration date of the option, for up to one year after such termination, but only to the extent it was exercisable on the date of death or disability.

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------------------------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance
------------------------------------------------------------------------

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1996, all such persons filed on a timely basis all reports required by Section 16(a) during the most recent fiscal year, however, one report filed on behalf of Mr. Krehbiel in 1995 was amended in 1996 to include the first installment of a two-part gift made during 1995 which had been inadvertently omitted from the prior report.

------------------------------------------------------------------------
Compensation Committee Interlocks and Insider Participation
------------------------------------------------------------------------

    All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is comprised entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, he did not participate in the Committee's deliberations with respect to his own compensation.

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------------------------------------------------------------------------
Compensation Committee Report on Executive Compensation
------------------------------------------------------------------------

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

    The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of non-financial corporate objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company's management will focus on meeting both financial and non-financial corporate goals which, in turn, should enhance stockholder value. The Company's compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, annual incentives in the form of fiscal year-end bonuses, and long-term compensation consisting of options and SARs awarded under the Company's stock option plans.

    In determining base salaries for the executive officers, including the Named Executive Officers, for 1996, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year, such executive officer's salary history and, to a lesser extent, market survey data for comparable positions. Mr. Birck's 1996 base salary was set based upon a consideration of the same factors.

    The 1996 annual bonus plan was structured based upon a series of financial and non-financial objectives. The financial objectives applied to all executive officers. Primary and secondary responsibility for each of the non-financial objectives were divided among the executive officers, including the Named Executive Officers, based upon their respective areas of responsibilities. Achievement of the financial objectives was a prerequisite to the funding of a bonus pool. If those financial objectives were met, each of the non-financial objectives would be considered for the individual bonus amounts. Individual performance and overachievement of the financial objectives were considered in determining whether bonuses in excess of the target would be granted.

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    For 1996, individual pay-outs for executive officers, including the
Named Executive Officers, were targeted at 30 percent of annual salary and were contingent on achievement of both the financial and non-financial objectives. The financial objectives included targets for revenue, gross margin, operating and net income, earnings per share and number of inventory turns. The fourteen non-financial objectives focused on specific program and product achievements for the various divisions of the Company, budgetary and personnel objectives, the completion of a values program and the consummation and integration of acquired businesses.

    During 1996, all of the financial objectives were exceeded, and, in most cases, the non-financial objectives were achieved or significant strides were made toward their accomplishment. Based upon these successes, the Compensation Committee awarded bonuses in excess of 30 percent to each of the Named Executive Officers, including Mr. Birck.

    The final piece of the compensation package for executive officers is awards under the Company's stock option plans. In general, the Company has used stock options and SARs as an integral part of its compensation program for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company's future and compensation opportunities directly aligned with the creation of stockholder value. The Compensation Committee granted options to each of the executive officers, including the Named Executive Officers other than Mr. Birck, during fiscal 1996 in furtherance of this long-standing philosophy. The number of options granted to each executive officer reflects the Compensation Committee's assessment of the particular officer's level of responsibility. In light of Mr. Birck's personal holdings of Company stock, the award of options or SARs was not deemed necessary by the Compensation Committee in order to provide the incentives fostered by grants to the other executive officers.

    The Compensation Committee has adopted guidelines to encourage outright share ownership by the executive officers. Starting in 1997, the Compensation Committee will consider whether each executive officer has met those guidelines in deciding whether to grant additional stock options to such officer.

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    The Compensation Committee does not believe that the provisions of
Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

March 14, 1997  John D. Foulkes, Ph.D.,
                Stephanie Pace Marshall, Ph.D.,
                William F. Souders and
                Thomas H. Thompson
                Members of the Compensation
                Committee as of December 27, 1996.

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------------------------------------------------------------------------
Performance Graph
------------------------------------------------------------------------

    The graph below sets forth a comparison of the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq/NMS Market Index, a broad-based market index, and the Dow Jones Communications Technology Group, a peer group of common stocks of 236 communications technology manufacturers, for the five-year period beginning January 1, 1992.


                  A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON

                           STOCK PERFORMANCE IN DOLLARS
---------------------------------------------------------------------------------
Company                 1991   1992      1993      1994      1995        1996
---------------------------------------------------------------------------------
Tellabs, Inc.           100    114.45    327.58    773.02    1,026.07    2,190.79

Peer Group Index        100    136.53    202.65    225.11      298.88      366.26

NASDAQ Market Index     100    100.98    121.13    127.17      164.96      200.89
---------------------------------------------------------------------------------
    Assumes $100 invested on January 1, 1992, dividends reinvested, fiscal year ending December 27, 1996

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------------------------------------------------------------------------
Amendment to the Restated Certificate of Incorporation
------------------------------------------------------------------------

    By resolution adopted on January 23, 1997, the Board of Directors of the Company proposed the adoption by the stockholders of an amendment to the Restated Certificate of Incorporation of the Company pursuant to which the number of authorized shares of common stock of the Company, $.01 par value, would be increased from 200,000,000 shares to 500,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote by the stockholders at the Annual Meeting of Stockholders.

    If the stockholders approve the amendment as proposed by the Board of Directors, the Restated Certificate of Incorporation of the Company will be amended and the number of authorized shares of common stock will be increased to 500,000,000. Pursuant to the proposed amendment, the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Company will be amended to read as follows:

    "1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 505,000,000 shares, of which 500,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock")."

    Of the 200,000,000 currently authorized shares of common stock, as of February 17, 1997, ________ shares were outstanding. As of December 27, 1996, 15,364,183 shares were reserved for issuance under the Company's employee stock option plans. Of the 5,000,000 currently authorized shares of preferred stock, as of February 17, 1997, none were outstanding or reserved for issuance.

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    The Board of Directors believes that the authorization of additional shares of common stock will enable the Company to meet possible future developments without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for the shares may arise. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of common stock without further stockholder action, except as otherwise provided by law. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, acquisitions of property, the possible funding of new product programs or businesses or other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

    The availability for issuance of additional shares of common stock or rights to purchase such shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts.

    If the proposed amendment is approved, all or any of the authorized shares of common stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro rata basis to all current stockholders could have the effect of diluting the earnings per share, book value per share and voting power of current stockholders.

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------------------------------------------------------------------------
Approval by Stockholders
------------------------------------------------------------------------

    The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting of Stockholders is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

------------------------------------------------------------------------
Approval of the Amendment
------------------------------------------------------------------------

    The Board of Directors recommends a vote for approval of the proposed amendment to the Restated Certificate of Incorporation. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the amendment.

------------------------------------------------------------------------
Selection of Auditors
------------------------------------------------------------------------

    Grant Thornton LLP, independent public accountants, performed the audit for the Company in fiscal year 1996 as it has done for prior years. A representative of Grant Thornton LLP is expected to be present at the meeting to answer appropriate questions and if the representative so desires, to make a statement.

    On August 15, 1996, the Company determined to change its independent accountants for fiscal 1997 by dismissing its current independent accountants, Grant Thornton LLP. Such determination was considered and approved by the Company's Audit Committee.

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    The Company and Grant Thornton LLP have had no disagreements during the two most recent fiscal years on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company received a letter from Grant Thornton LLP concurring with the above statements.

    The Company has selected Ernst & Young LLP as the Company's independent accountants for fiscal year 1997. A representative of Ernst & Young LLP is expected to be present at the meeting to answer appropriate questions and if the representative so desires, to make a statement.

------------------------------------------------------------------------
Other Matters
------------------------------------------------------------------------

    Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

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------------------------------------------------------------------------
Cost of Solicitation
------------------------------------------------------------------------

    This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefor. The cost of any such additional solicitation will be borne by the Company.

------------------------------------------------------------------------
Stockholder Proposals
------------------------------------------------------------------------

    For inclusion in the Company's proxy statement and form of proxy with respect to the 1998 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 14, 1997.

    To nominate one or more directors for consideration at the 1998 Annual Meeting of Stockholders, a stockholder must provide notice of the intent to make such nomination or nominations by personal delivery or by mail to the Secretary of the Company no later than November 14, 1997. The Company's bylaws set specific requirements which such written notice must satisfy. Copies of those requirements will be sent to any stockholder upon written request.

By Order of the Board of Directors,

Carol Coghlan Gavin
Secretary

March 14, 1997

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------------------------------------------------------------------------
APPENDIX
------------------------------------------------------------------------


Appendix 1.     Proxy Card

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                               Appendix 1
                               ----------

                                 PROXY
               4951 Indiana Avenue, Lisle, Illinois 60532
           This Proxy is Solicited By the Board of Directors

    The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Michael J. Birck and Carol Coghlan Gavin, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, on Wednesday, April 16, 1997, at 3:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR the approval of the amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 500,000,000

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)

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
           PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER
                       USING DARK INK ONLY.  (X)

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  "FOR" EACH OF THE LISTED PROPOSALS.

1.   Election of three directors--              FOR    WITHHELD    FOR ALL Except the following Nominee(s)
     Nominees:  John D. Foulkes, Ph.D.,         ( )    ( )         ( ) ___________________________________
     Peter A. Guglielmi and Jan H. Suwinski

2.   Approval of the amendment to the           FOR    WITHHELD    ABSTAIN
     Tellabs, Inc. Restated Certificate         ( )    ( )         ( )
     of Incorporation to increase the
     authorized shares of common stock
     from 200,000,000 to 500,000,000

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign name exactly as imprinted (do not print). Please indicate any change in address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

Dated:  ______________, 1997
________________________________________________________
________________________________________________________
Signature of stockholder(s)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.